                                                                   EXHIBIT 10.25



                        MANAGEMENT CONSULTING AGREEMENT


     THIS MANAGEMENT CONSULTING AGREEMENT ("Agreement"), is executed as of the 16th day of August, 1995, by and among TJC MANAGEMENT CORPORATION, a Delaware corporation (the "Consultant") and JACKSON PRODUCTS, INC., a Delaware corporation ("Jackson") and Flex-O-Lite, Inc. (together with Jackson, the "Company").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Consultant has and/or has access to personnel who are highly skilled in the field of rendering advice to businesses and financial advice to the Company; and

     WHEREAS, the Company desires to retain Consultant to provide business and financial advice to the Company;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto do hereby agree as follows:

     1. The Company hereby retains the Consultant, through the Consultant's own personnel or through personnel available to the Consultant, to render consulting services from time to time to the Company and its subsidiaries (whether now existing or hereafter acquired), in connection with their financial and business affairs, their relationships with their lenders, stockholders and other third-party associates or affiliates, and the expansion of their businesses. The term of this Agreement shall commence the date hereof and continue until December 31, 2005, unless extended, or sooner terminated, as provided in paragraph 3 below. The Consultant's personnel shall be reasonably available to the Company's managers, auditors and other personnel for consultation and advice, subject to Consultant's reasonable convenience and scheduling. Services may be rendered at the Consultant's offices or at such other locations selected by the Consultant as the Company and the Consultant shall from time to time agree.

     2. (a) The Company shall pay the Consultant a management fee equal to, on a per annum basis, the higher of (i) $550,000 or (ii) 2.5% of the Company's EBITDA (as defined in the Second Amended and Restated Credit Agreement, dated as of August 16, 1995, among Jackson Products, Inc., Jackson Holding Company, the Lenders named therein and Heller Financial, Inc. as Agent, as in effect on the date hereof; the "Credit Agreement") for the fiscal year. The Company shall pay the Consultant such management fee in quarterly installments equal to the higher of (i) $137,500 or (ii) 0.625% of EBITDA for such quarter on each of

March 31, June 30, September 30 and December 31 of each year, commencing September 30, 1995, provided that the amount of such fee payable on September 30, 1995 shall accrue from the date of this Agreement at the annual rate of $550,000 per annum. The management fee will be recalculated, as set forth in clauses (i) and (ii) above, promptly and as soon as practicable, as of the beginning of each fiscal quarter.

     (b) In addition to the above quarterly payments, the Company shall pay to the Consultant, (i) an investment banking and sponsorship fee of up to two percent (2%) of the aggregate consideration paid (including assumed or refinanced indebtedness, non-competition, earnout, contingent purchase price, incentive arrangements and similar payments) (A) by the Company in connection with the acquisition by the Company of all or substantially all of the outstanding capital stock, warrants, options or other rights to acquire or sell capital stock, or all or substantially all of the business or assets of another individual, corporation, partnership or other business entity or (B) to the Company in connection with the sale by the Company of all or substantially all of the Company's outstanding capital stock, warrants, options, or other rights to acquire or sell stock, or all or substantially all of the business or assets of the Company or one of its subsidiaries (each of the transactions described in clauses (A) and (B), a "Transaction"), including, but not limited to, any Transaction negotiated for the Company involving any affiliate of the Company or the Consultant, including, but not limited to, any Transaction involving, The Jordan Company, Jordan/Zalaznick Capital Company or any affiliates of any of the foregoing (collectively, the "Jordan Affiliates"); and (ii) a financial consulting fee of up to one percent (1%) of the amount obtained or made available pursuant to any debt, equity or other financing (including without limitation, any refinancing) by the Company with the assistance of Consultant, including, but not limited to, any financing obtained for the Company from one or more of the Jordan Affiliates, provided, that in no event shall a fee be payable under Section 2(b)(ii) hereunder (x) with respect to borrowings under the Credit Agreement or (y) with respect to financings referred to in Section 2(b)(ii) made in connection with the consummation of a Transaction. In addition, prior to paying any fee pursuant to this paragraph (b) the Board of Directors of the Company (including the disinterested directors) must approve the applicable Transaction or financing and in payment of such fee as in the best interests of the Corporation.

     (c) In addition, the Company shall pay to the Consultant a closing fee of $2.75 million upon the consummation of the merger of Jackson Acquisition Corp. and Jackson Holding Company in lieu of any fee otherwise payable under Section 2(a) and Section 2(b).

     3. The Company shall reimburse Consultant for reasonable out-of-pocket expenses and any reasonable, direct, allocable costs incurred by the Consultant and its personnel in performing services hereunder to the Company and its subsidiaries upon the Consultant's rendering of a statement therefor, together with supporting data as the Company shall reasonably require.

     4.  Notwithstanding the foregoing, the Company shall not pay the fees under Section 2 and such fees shall accrue pursuant to the second sentence of this Section 4, (a) if any payment or financial covenant default under either
     ---------
(i) the Credit Agreement or (ii) the Note Agreement of even date herewith by and among the Company and the other parties listed on the signature pages thereto, has occurred and is continuing (regardless of whether such Agreements are then in effect), (b) if and to the extent expressly prohibited by the provisions of any credit, stock, financing or other agreements or instruments binding upon the Company, its subsidiaries or properties, (c) if the Company has not paid interest on any interest payment date or has postponed or not made any principal payments with respect to any of their indebtedness on any scheduled payment dates, or (d) if the Company has not paid dividends on any dividend payment date as set forth in its certificate of incorporation or as declared by its Board of Directors, or has postponed or not made any redemptions on any redemption date as set forth in its certificate of incorporation or any certificate of designation with respect to its preferred stock, if any. Any payments otherwise owed hereunder, which are not made for any of the above-mentioned reasons, shall not be cancelled but rather shall accrue, without interest, and shall be payable by the Company promptly when, and to the extent, that the Company is no longer prohibited from making such payments and when the Company has become current with respect to such principal or interest payments, has become current with respect to such dividends and has made such redemptions with respect to such preferred stock, if any. This Section 4 will not, in any event, restrict or limit the Company's obligations under Section 3, 8 and 9, which will be absolute and not subject to set-off.

     5. This Agreement shall be automatically renewed for successive one-year terms starting December 31, 2005 unless either party hereto, within sixty (60) days prior to the scheduled renewal date, notifies the other party as to its election to terminate this Agreement. Notwithstanding the foregoing, this Agreement may be terminated by not less than ninety (90) days' prior written notice from the Company to the Consultant at any time after (a) substantially all of the stock or substantially all of the assets of the Company are sold to any entity unaffiliated with the Consultant and/or a majority of the Company's stockholders immediately prior to such sale or (b) the Company is merged or consolidated into another entity unaffiliated with the Consultant and/or a majority of the Company's stockholders immediately prior to such merger and the Company is not the survivor of such transaction.

     6. The Consultant shall have no liability to the Company on account of (a) any advice which it renders to the Company, provided the Consultant believed in good faith that such advice was useful or beneficial to the Company at the time it was rendered, or (b) the Consultant's inability to obtain financing or achieve other results desired by the Company or Consultant's failure to render services to the Company at any particular time or from time to time, or (c) the failure of any transaction to meet the financial, operating or other expectations of the Company. The Company's sole remedy for any claim under this Agreement shall be termination of this Agreement.

     7. Notwithstanding anything contained in this Agreement to the contrary, the Company agrees and acknowledges that the Consultant, the Jordan Affiliates and their shareholders, employees, directors and affiliates intend to engage and participate in acquisitions and business transactions outside of the scope of the relationship created by this Agreement and neither the Consultant, any of the Jordan Affiliates nor any of their shareholders, employees, directors or affiliates shall be under any obligation whatsoever (except to the extent that fiduciary duty principles under Delaware corporate law may be applicable to individual directors and officers of the Company) to make such acquisitions, business transactions or other opportunities through the Company or offer such acquisitions, business transactions or other opportunities to the Company.

     8. The Company will, to the fullest extent permitted by applicable law, indemnify and hold harmless the Consultant, its affiliates and associates, each of the Jordan Affiliates, and each of the respective owners, partners, officers, directors, employees and agents of each of the foregoing, from and against any loss, liability, damage, claim or expenses (including the fees and expenses of counsel) arising as a result or in connection with this Agreement or the Consultant's services hereunder.

     9. Any payments paid by the Company under this Agreement shall not be subject to set-off and shall be increased by the amount, if any, of any taxes (other than income taxes) or other governmental charges levied in respect of such payments, so that the Consultant is made whole for such taxes or charges.

     10. a. This Agreement sets forth the entire understanding of the parties with respect to the Consultant's rendering of services to the Company. This Agreement may not be modified, waived, terminated or amended except expressly by an instrument in writing signed by the Consultant and the Company.

          b. This Agreement may be assigned by either party hereto without the consent of the other party, provided, however, such assignment shall not relieve such party from its obligations hereunder. Any assignment of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

          c. In the event that any provision of this Agreement shall be held to be void or unenforceable in whole or in part, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

          d. Except as otherwise specifically provided herein, notice given hereunder shall be deemed sufficient if delivered personally or sent by registered or certified mail to the address of the party for whom intended at the principal executive offices of such party, or at such other address as such party may hereinafter specify by written notice to the other party.

          e. Subsidiaries will be jointly and severally liable and obligated hereunder with respect to each obligation, responsibility and liability of the Company, as if a direct obligation of the Subsidiaries.

          f. No waiver by either party of any breach of any provision of this Agreement shall be deemed a continuing waiver or a waiver of any preceding or succeeding breach of such provision or of any other provision herein contained.

          g. The Consultant and its personnel shall, for purposes of this Agreement, be independent contractors with respect to the Company.

          h. This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                             TJC MANAGEMENT CORPORATION


                                             By: /s/ David W. Zalaznick
                                                --------------------------
                                                Name: David W. Zalaznick
                                                Title: President


                                             JACKSON PRODUCTS, INC.


                                             By: /s/ Christopher T. Paule
                                                --------------------------
                                                Name: Christopher T. Paule
                                                Title: Vice President


                                             FLEX-O-LITE, INC.

                                             By: /s/ Christopher T. Paule
                                                --------------------------
                                                Name: Christopher T. Paule
                                                Title: Vice President